Exhibit 4.3

MEDNAX, INC.

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

As Trustee

GUARANTEED TO THE EXTENT SET FORTH HEREIN BY THE GUARANTORS NAMED HEREIN

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of February 11, 2022

to the

INDENTURE

Dated as of December 8, 2015

5.375% SENIOR NOTES DUE 2030

TABLE OF CONTENTS

i

Page

Schedule A	List of Guarantors
Exhibit A	Form of Global Note
Exhibit B	Form of Private Placement Legend
Exhibit C	Form of Legend for Global Note
Exhibit D	Form of OID Legend
Exhibit E	Form of Temporary Regulation S Legend
Exhibit F	Form of Certificate of Transfer
Exhibit G	Form of Certificate of Exchange

SEVENTH SUPPLEMENTAL INDENTURE

5.375% Senior Notes due 2030

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 11, 2022 (this “Supplemental Indenture”), by and among MEDNAX, INC., a Florida Corporation (the “Company”), the guarantors listed on Schedule A hereto, as such schedule may be amended form time to time (collectively, the “Guarantors” and each, a “Guarantor”), and U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, a national banking association, as trustee hereunder (the “Trustee”).

RECITALS OF the Company:

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of December 8, 2015 (as it may be amended or supplemented, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) providing for (i) the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness, in an unlimited aggregate principal amount, in one or more series (collectively, the “Securities” and each, a “Security”) and (ii) the Guarantee of such Securities by the Guarantors;

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Guarantors and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture and the form and terms of Guarantees as provided by Sections 1701 and 301 of the Base Indenture, without the consent of the Holders of any Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of up to $400,000,000 aggregate principal amount of its 5.375% Senior Notes due 2030 (together with the Guarantees thereof, the “Notes”);

WHEREAS, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Board of Directors of the Company and each of the Guarantors has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, and a form of assignment are to be substantially in the forms hereinafter provided for;

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Guarantors according to its terms have been done and performed; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Base Indenture and this Supplemental Indenture, the valid and binding obligations of the Company have been done and performed.

NOW THEREFORE, SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Guarantors and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes issued on or after the date of this Supplemental Indenture, as follows:

Article I

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.01. Relation to Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions and definitions in the Base Indenture.

Section 1.02. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

(b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;

(c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(d) All other terms used in this Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Notes” shall have the meaning specified in Section 2.07.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent Members” shall have the meaning specified in Section 2.05(a).

“Applicable Redemption Premium” means, with respect to any Note on any redemption date, the excess of

(a) the present value at such redemption date of (x) the redemption price of such note if such Note were redeemed on February 15, 2025 plus (y) all required and unpaid interest payments due on such Note through February 15, 2025, in each case computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points, over

(b) the then-outstanding principal amount of the Note.

“Attributable Indebtedness” means, with respect to any Sale and Lease-Back Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authentication Order” has the meaning set forth in Section 2.01.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole (other than any Qualified Securitization Financing in accordance with the terms of the Indenture) to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(c) the Company becoming aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Offer” has the meaning set forth in Section 9.02.

“Change of Control Payment” has the meaning set forth in Section 9.02.

“Change of Control Payment Date” has the meaning set forth in Section 9.02.

“Close of Business” means 5:00 p.m. (New York City time).

“Company” means the Person named as the “Company” in the first paragraph of this Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor corporation.

“Consolidated Net Income” means, for any period, with respect to any Person, net income attributable to such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall exclude, without duplication,

(a) any net after-tax extraordinary gains, losses or charges,

(b) the cumulative effect of a change in accounting principle(s) during such period,

(c) any net after-tax gains or losses realized upon the disposition of assets outside the ordinary course of business (including any gain or loss realized upon the disposition of any Capital Stock of any Person) and any net gains or losses on disposed, abandoned and discontinued operations (including in connection with any disposal thereof) and any accretion or accrual of discounted liabilities,

(d) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Subsidiary of such Person,

(e) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs of the Company or any direct or indirect parents in connection with the Transactions,

(f) (i) any charges or expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Company and its Subsidiaries; provided, however, that in order to exclude from Consolidated Net Income any cash charges, cash costs and cash expenses arising under (i) or (ii) they must be funded with cash proceeds contributed to the capital of the Company or any direct or indirect parent of the Company or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company,

(g) any net income or loss attributable to the early extinguishment of Indebtedness,

(h) effects of any adjustments (including the effects of such adjustments pushed down to the Subsidiaries of the Company) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or any joint venture investments or the amortization or write-off of any such amounts,

(i) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or obligations (including any losses with respect to obligations of customers, account debtors and suppliers in bankruptcy, insolvency or similar proceedings) or as a result of a change in law or regulation, in each case, pursuant to GAAP,

(j) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses,

(k) any net unrealized gains and losses resulting from obligations under Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 815, “Derivatives and Hedging,” as such Topic may be amended, updated, or supplemented from time to time,

(l) any fines, penalties or settlements payable to any governmental authority or agency (other than in respect of taxes), and

(m) Transaction Expenses.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing (but without duplication of any of the foregoing exclusions and adjustments), Consolidated Net Income shall include the amount of proceeds received from business interruption insurance in respect of expenses, charges or losses with respect to business interruption and reimbursements of any expenses and charges to the extent reducing Consolidated Net Income that are actually received and covered by indemnification or other reimbursement provisions or, so long as the Company has made a determination that there exists reasonable expectation that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a reversal in the applicable future period for any amount so included to the extent not so reimbursed within such 365-day period). Consolidated Net Income shall exclude any income or loss attributable to a joint venture or other investee (other than dividends or distributions received in cash or cash equivalents from such joint venture or investee by the Company or a Subsidiary) to the extent the financial results of such joint venture or investee are not consolidated with the financial results of the Company.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Funded Debt then outstanding that is secured by Liens (excluding Permitted Liens other than Liens incurred pursuant to clauses (12) or (27) of the definition thereof) as of such date of determination to (2) EBITDA for the most recent four consecutive fiscal quarters for which internal consolidated financial statements of the Company are available, in each case, for the Company and its Subsidiaries with pro forma and other adjustments to each of Funded Debt and EBITDA to reflect any incurrences or repayments of Funded Debt and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period (which pro forma and other adjustments will be determined in good faith by a responsible financial or accounting officer of the Company and shall not be required to be made in accordance with Regulation S-X promulgated by the SEC) provided that, without duplication, the EBITDA attributable to discontinued operations, as determined in accordance with the GAAP, will be excluded.

In the event that the Company or any Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Consolidated Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Debt Ratio is made (the “Consolidated Secured Debt Ratio Calculation Date”), then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that the Company or any of the Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Company or any of the Subsidiaries since the beginning of such period shall have made any investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Secured Debt Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other financial and operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions).

Notwithstanding anything to the contrary, the aggregate amount of projected operating expense reductions, operating improvements and synergies included in any such pro forma calculation shall not exceed 15% of EBITDA (calculated before giving effect to such add-backs) for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the immediately preceding paragraph).

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manger consistent with that used in calculating EBITDA for the applicable period.

Notwithstanding anything in this definition to the contrary, when calculating the Consolidated Secured Debt Ratio in connection with a Limited Condition Transaction, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred on the first day of the most recent test period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of Indebtedness for purposes of the calculation of any leverage-based test or ratio, which shall in each case be treated as if they had occurred on the last day of such test period), the Company would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, such ratio shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCT Election and such ratio for which compliance was determined or tested as of the LCT Test Date is exceeded as a result of fluctuations in such ratio including due to fluctuations in the total assets of the Company or the person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratio will not be deemed to have been exceeded as a result of such fluctuations.

If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of such ratio with respect to the incurrence of Liens (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under the Indenture, such ratio shall be required to be satisfied on a pro forma basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have not been consummated.

“Covenant Defeasance” shall have the meaning set forth in Section 12.03.

“Credit Agreement” means the Credit Agreement, dated as of October 30, 2017, as amended by Amendment No. 1 to Credit Agreement, dated as of November 21, 2018, Amendment No. 2 to Credit Agreement, dated as of March 28, 2019, Amendment No. 3 to Credit Agreement, dated as of March 25, 2020, and Amendment No. 4 to Credit Agreement, dated as of the Issue Date (the “Amendment”), by and among the Company, the lenders parties thereto, Bank of America, N.A., as administrative agent, and the other agents, arrangers and lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount, changes to maturity or borrower or guarantor), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Debt Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Global Notes, DTC or another Person designated as depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“EBITDA” means, for any period, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted in calculating Consolidated Net Income (except with respect to subclauses (viii) and (xiv) below) for, without duplication,

(i) interest expense and, to the extent not reflected in such interest expense, any losses with respect to obligations under any Hedging Obligations or other derivative instruments (including any applicable termination payment) entered into for the purpose of hedging interest rate risk, any bank and financing fees, any costs of surety bonds in connection with financing activities, commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and Hedging Obligations,

(ii) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise, withholding and similar taxes, including any penalties and interest relating to any tax examinations,

(iii) the total amount of depreciation and amortization expense, including expenses related to Capital Lease Obligations,

(iv) to the extent not prohibited hereunder, any costs and expenses incurred in connection with any investment, acquisition, disposition, equity issuance or debt issuance (including fees and expenses related to the Credit Agreement and any amendments, supplements and modifications thereof), including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (in each case, whether or not consummated),

(v) any costs, charges, accruals and reserves in connection with any integration, transition, facilities openings, vacant facilities, consolidations, relocations, closing, acquisitions, joint venture investments and dispositions, business optimization (including relating to systems design, upgrade and implementation costs), entry into new markets, including consulting fees, restructuring, severance, severance and curtailments or modifications to pension or postretirement employee benefit plans,

(vi) the amount of any expense or deduction associated with income of any Subsidiaries attributable to non-controlling interests or minority interest of third parties,

(vii) any non-cash charges, losses or expenses (including tax reclassification related to tax contingencies in a prior period and, subject to clause (d) below, including accruals and reserves in respect of potential or future cash items), but excluding, any non-cash charge relating to impairment, write-offs or write-downs of inventory or accounts receivable or representing amortization of a prepaid cash item that was paid but not expensed in a prior period,

(viii) cash actually received (or any netting arrangements resulting in reduced cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-cash gain relating to such cash receipt or netting arrangement was deducted in the calculation of EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix) unusual or non-recurring losses or charges,

(x) any net after-tax loss from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(xi) mark-to-market losses recognized pursuant to FASB ASC Topic 815 or any successor thereof, (xii) to the extent reimbursement therefor is actually received by the Company or a Subsidiary, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition,

(xiii) cash expenses incurred during such period in connection with casualty events to the extent such expenses are reimbursed in cash by insurance during such period, and

(xiv) the amount of “run-rate” cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or expected in good faith to be taken within 12 months following the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable, factually supportable and certified by the chief financial officer or treasurer of the Company (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action), minus

(c) any non-cash items of income included during such period (other than with respect to (A) amortization of unfavorable operating leases and (B) payments actually received and the reversal of any accrual or reserve to the extent not previously added back in any prior period), minus (d) all cash payments made during such period on account of non-cash charges added to EBITDA pursuant to clause (b)(vii) above in such period or in a prior period; minus (e) the amount of income consisting of or associated with losses of any Subsidiary attributable to non-controlling interests or minority interests of third parties, minus (f) non-recurring or unusual gains.

“Equity Holder” shall mean any Person that owns Capital Stock of any Practice that is a party to any Management Agreement.

“Equity Offering” means any public or private sale by the Company for cash of its common stock or preferred stock (excluding Disqualified Stock).

“Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

“Financial Reports” has the meaning set forth in Section 4.03.

“Funded Debt” means any Indebtedness for money borrowed (other than in connection with a Qualified Securitization Financing), whether created, issued, incurred, assumed or Guaranteed, that would, in accordance with GAAP, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities other than Indebtedness incurred under a revolving credit facility).

“Global Note” shall have the meaning specified in Section 2.05(a).

“Global Note Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Guarantee” means a guarantee, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, other than a guarantee by endorsement of negotiable instruments for collection in the ordinary course of business.

“Guarantors” means each Subsidiary of the Company that executes this Supplemental Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture; provided that upon the release and discharge of any Person from its Guarantee of the Notes in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or foreign exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments.

Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes or any settlements or judgments relating to governmental litigations and/or investigations.

The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

“Initial Notes” means the Notes issued on the date of this Supplemental Indenture.

“Initial Purchasers” means BofA Securities, Inc., J.P. Morgan Securities LLC, Fifth Third Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, Truist Securities, Inc., Citizens Capital Markets, Inc. and U.S. Bancorp Investments, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” means February 15 and August 15, of each year, beginning on August 15, 2022.

“Issue Date” means February 11, 2022.

“Legal Defeasance” shall have the meaning set forth in Section 12.02.

“Lien” means any liens, mortgages, pledges, security interests, charges or other encumbrances.

“Limited Condition Transaction” means an acquisition of any business, assets or properties of any nature whatsoever or Sale and Lease-Back Transaction whose consummation is not conditioned on the availability of, or on obtaining, third party financing, investment or redemption or repayment of indebtedness requiring irrevocable notice in advance of such redemption or repayment.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other credit enhancement issued or provided for a similar purpose in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.

“Manager” shall mean, with respect to any particular Management Agreement, the Company or its applicable Subsidiary that is a party to such Management Agreement as the administrative manager of the relevant medical practice or practices.

“Management Agreement” shall mean each agreement pursuant to which a Manager agrees to provide certain administrative services to a Practice.

“Maturity Date” means February 15, 2030.

“Note” or “Notes” shall have the meaning specified in the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.07.

“Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Security Register.

“Offering Memorandum” means the Offering Memorandum of the Company, dated February 2, 2022, relating to the offering of the Notes.

“Payment Default” shall have the meaning set forth in Section 5.01(d).

“Permitted Liens” means:

(1) Liens in favor of the Company or any Subsidiary of the Company;

(2) Liens on property or Capital Stock of a Person existing at the time of the acquisition of such Person (whether by merger or consolidation or acquisition of stock or assets or otherwise) by the Company or any Subsidiary of the Company ; provided, however, that (a) the Indebtedness secured by such Lien was not incurred in contemplation of such acquisition, merger or consolidation in which such Person becomes a Subsidiary of the Company and (b) such Lien does not apply to any other property or assets owned by the Company or any Guarantor;

(3) Liens on property or Capital Stock existing at the time of acquisition thereof (whether by acquisition of stock or assets or otherwise) by the Company or any Subsidiary of the Company; provided that (a) the Indebtedness secured by the Lien was not incurred in contemplation of such acquisition and (b) such Lien does not apply to any other property or assets owned by the Company or any Guarantor;

(4) Liens securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements of property, if the Indebtedness and the related Liens are incurred within 18 months of the later of such acquisition of property or completion of construction or additions, repairs, alterations or improvements, as the case may be, of such property;

(5) Liens existing on the Issue Date;

(6) Liens for taxes, assessments or governmental charges or claims which are not due and payable except for those being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(7) Liens securing any Hedging Obligations of the Company or any Subsidiary of the Company incurred in the ordinary course of business and not for speculative purposes;

(8) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if the Company or any applicable Subsidiaries shall have made any reserves or other appropriate provision required by GAAP and Liens arising in the ordinary course of business by virtue of any contractual, provision relating to landlord’s Liens arising under leases of real property in the ordinary course of business;

(9) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or with respect to regulatory requirements, letters of credit, bankers’ acceptances, completion guarantees, or to secure the performance of tenders, other trade contracts (excluding Indebtedness), statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

(10) Liens arising out of judgments or awards, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(11) easements, restrictions (including zoning and land-use restrictions), rights-of-way, encroachments, protrusions, and such other encumbrances or charges against, and minor title defects affecting, real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(12) Liens given to secure Capital Lease Obligations and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) to finance the purchase, repair or improvement of fixed or capital assets (and refinancings thereof) as permitted under the Credit Agreement in an aggregate amount not to exceed the greater of (A) $125 million and (B) 3.0% of Total Assets as of the end of a period of four (4) consecutive fiscal quarters; provided that such Liens do not extend to any property or asset (except for accessions thereto) which is not leased property subject to such Capital Lease Obligation or property financed by such purchase money obligations, as the case may be, and the proceeds and products thereof;

(13) bankers’ liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Subsidiary of the Company;

(14) any Lien granted to the trustee pursuant to the terms of the Indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company;

(15) any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Subsidiary or to purchase assets of the Company or any Subsidiary, which right of first refusal or option is entered into in the ordinary course of business;

(16) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(17) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(18) (i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any Guarantor or (y) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(19) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company or any Subsidiary in the ordinary course of business;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are customary in the banking industry;

(21) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Guarantor in the ordinary course of business;

(23) Liens in favor of customs and revenue authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations, in each case for sums not overdue by more than thirty (30) days (or if more than thirty (30) days overdue, no action has been taken to enforce such Lien) or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(24) Liens on securities which are the subject of repurchase agreements entered into in the ordinary course of business;

(25) Liens on insurance policies and the proceeds thereof to secure the financing of such premiums and assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(26) Liens arising out of conditional sale, title retention, consignment and similar arrangements for sales of goods entered into in the ordinary course of business;

(27) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100 million at any one time outstanding;

(28) restrictions on transfers of securities imposed by applicable securities laws or laws governing the practice of medicine;

(29) Liens arising under Restrictive Agreements;

(30) Any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Company or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(31) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(32) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole or in part, of any Indebtedness secured by any Lien permitted by the Indenture; provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized above shall not exceed the maximum amount of Indebtedness allowable under the applicable agreement or credit facility providing for or evidencing such Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, at the time of such extension, renewal, replacement or refunding.

“Physical Notes” means certificated Notes in registered form.

“Practice” shall mean that Person party to any Management Agreement that is not the Manager under such Management Agreement and that engages in the practice of providing medical services or of owning the Capital Stock of other Persons engaged in the practice of providing medical services.

“Principal Personal & Real Property” means any personal or real property (including, for the avoidance of doubt, accounts receivable and inventory) other than property that, in the opinion of the Company’s Board of Directors, expressed in a resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Private Placement Legend” means a legend substantially in the form set forth in Exhibit B hereto.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, in each case as determined by the Company in good faith. The grant of a security interest in any Securitization Assets of the Company or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Indenture prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.

“Regulation S Global Note” shall have the meaning specified in Section 2.05(a).

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Period” shall have the meaning specified in Section 2.05(e).

“Restrictive Agreement” means contractual obligations with the Company or a Guarantor (including those arising under the terms of any of the Management Agreements) including (i)

undertakings not to pledge assets to third parties, (ii) pursuant to which Guarantors grant to the Company or another Guarantor a Lien on various assets of such Guarantor, (iii) pursuant to which Equity Holders grant to the Company or such other Guarantor the right, upon the occurrence of certain circumstances, to acquire Capital Stock of such Guarantor from the applicable Equity Holders, (iv) pursuant to which Equity Holders are restricted from transferring Capital Stock of a Practice held by them, and/or (v) pursuant to which Equity Holders grant to the Company or such other Guarantor a Lien on the Capital Stock of the applicable Guarantors owned by such Equity Holders.

“Rule 144A Global Note” shall have the meaning specified in Section 2.05(a).

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any Guarantor for a period of more than three years of any property, which property has been or is to be sold or transferred by the Company or such Guarantor to a third Person in contemplation of such leasing.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, notes receivable, other receivables (including, without limitation, unbilled receivables and unbilled services) or payment rights under contracts (including without limitation rights to royalty, milestone or completion payments), rights to future lease payments or residuals, or other rights to payment similar or related thereto (in all cases, whether existing or arising in the future) (“Receivables”) subject to a Qualified Securitization Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such Receivables and any other assets customarily transferred together with assets in the nature of Receivables in a securitization financing.

“Securitization Financing” means any transaction or series of transactions (including factoring arrangements) that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Company or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates the Company or any Subsidiary of the Company, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which none of the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (c) to which none of the Company or any other Subsidiary of the Company, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Company or such other Person shall be evidenced to the trustee by delivery to the trustee of a certified copy of the resolution of the board of directors of the Company or such other Person giving effect to such designation and a certificate executed by a responsible financial or accounting officer of the Company certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the SEC, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by the Company or any Subsidiary of the Company that are reasonably customary in a Securitization Financing, and in any event includes any Securitization Repurchase Obligation.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that notwithstanding the foregoing, each Practice and each of its Subsidiaries shall constitute a Subsidiary of the Company for the purposes of this Supplemental Indenture.

“Total Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company delivered pursuant to Section 4.03(b)(i) hereof or, for the period prior to the time any such statements are so delivered, the financial statements delivered prior to the Issue Date.

“Transaction Expenses” means the fees, costs and expenses incurred or payable by the Company or any of its Subsidiaries or any direct or indirect parent thereof in connection with the Transactions, including any such fees, costs and expenses paid in cash, termination payments or other fees, costs and expenses related to terminating Hedging Obligations in effect prior to the Issue Date, and payments to officers and directors as special or retention bonuses and charges for repurchases of, or modifications to, stock options.

“Transactions” means, collectively, (a) the entry into the Amendment and the making of borrowings under the Credit Agreement and the use of proceeds therefrom to refinance the existing credit agreement as described in the Offering Memorandum, (b) the issuance of the Notes and the entry into the Indenture, (c) the redemption of the Company’s outstanding 6.250% Senior Notes due 2027, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Company) most nearly equal to the period from the Redemption Date to February 15, 2025; provided, however, that if the period from the Redemption Date to February 15, 2025 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 15, 2025 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Unrestricted Global Note” means a Global Note that is not a Restricted Note.

“Unrestricted Notes” means Notes that are not Restricted Notes.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Article II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “5.375% Senior Notes due 2030.” The Trustee shall initially authenticate the aggregate principal amount of the Notes for original issue on the Issue Date upon a written order of the Company (an “Authentication Order”). The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $400,000,000, subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06 and Section 9.02 hereof and Section 306 of the Base Indenture.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required by the Depositary, as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

A Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Supplemental Indenture. Payment of principal and accrued and unpaid interest on a Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Security) is registered on the Security Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the accrued and unpaid interest payable on such Interest Payment Date, subject to Section 4.01(b) hereof. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon written application by such Person to the Security Registrar not later than the fifth Business Day prior to the relevant Interest Payment Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount of Notes in excess of $2,000,000); provided that, at maturity, interest shall be payable on any Notes in certificated form at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “Record Date” with respect to any Interest Payment Date shall mean February 1 or August 1 preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

Section 2.04. Paying Agent and Depositary. The Company initially appoints the Trustee as Paying Agent in connection with the Notes and the Indenture, and the Trustee hereby accepts such appointment. The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

Section 2.05. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Depositary and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Notes. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.06. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depositary or its nominee on behalf of any Beneficial Owner and in accordance with the rules and procedures of the Depositary and provisions of this Section 2.05, (ii) if the Depositary notifies the Company that it (x) is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Company thereupon fails to appoint a successor depository within 120 days, (iii) if there shall have occurred and be continuing a Default or Event of Default with respect to such Global Note or (iv) if the Company determines that all Global Notes should be exchanged for Physical Notes and so notifies the Trustee and the Depositary in writing; provided that in no event shall a Regulation S Global Note be exchanged for a Physical Note prior to the expiration of the Restricted Period and the receipt of any certificates required by Regulation S under the Securities Act. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with its customary procedures.

(c) In connection with the transfer of a Global Note as an entirety to Beneficial Owners pursuant to subsection (b) of this Section 2.05, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.06 shall, except as otherwise provided in Section 2.06, bear the Private Placement Legend.

(e) Notwithstanding the foregoing, through and including the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), such Regulation S Global Note shall bear a legend in the form set forth on Exhibit E and a beneficial interest in such Regulation S Global Note may be held only through Euroclear or Clearstream (as indirect participants in DTC) unless delivery is made in accordance with the applicable provisions of Section 2.06.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.05(b). Global Notes will not be exchanged by the Company for Physical Notes except under the circumstances described in Section 2.06(c). Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the applicable rules and procedures of the Depositary. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Depositary to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Depositary (1) a written order from an Agent Member given to the Depositary in accordance with the applicable rules and procedures of the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depositary containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(f).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Depositary receives the following:

(1) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(2) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Depositary receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Depositary or the Company so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Depositary and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global

Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.05(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.06(b).

(d) Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Physical Notes shall be transferred or exchanged only for beneficial interests in Global Notes as described below:

(i) Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Depositary of the following documentation:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;

(2) if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;

(3) if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;

(4) if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(5) if such Restricted Physical Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit F, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable; or

(6) if such Restricted Physical Note is being transferred to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof, and in each such case, the Trustee shall cancel the Restricted Physical Note, and upon receipt of proper instructions initiated by such Holder through DTC, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Depositary receives the following:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and in each such case, if the Depositary or the Company so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Depositary and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and upon receipt of proper instructions initiated by such Holder through DTC, increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and upon receipt of proper instructions initiated by such Holder through DTC, increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the

Depositary shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Depositary the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Depositary duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Depositary receives the following:

(1) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;

(2) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;

(3) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(4) if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (1) through (3) above, a certificate to the effect set forth in Exhibit F, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable; and

(5) if such transfer will be made to the Company or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.

(ii) Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Depositary receives the following:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Depositary or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Depositary and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Depositary shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Depositary shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Depositary shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Depositary an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Depositary has received an Officers’ Certificate from the Company to such effect.

(h) General.

(i) All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

(ii) Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Depositary shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or other applicable law.

(iii) The Depositary shall retain for a period of two years following receipt copies of all letters, notices and other written communications received pursuant to Section 2.05 or this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Depositary.

Section 2.07. Additional Notes. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, increase the principal amount of the Notes by issuing additional Notes (“Additional Notes”) of the same series as the Initial Notes in the future in an unlimited aggregate principal amount on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the Additional Notes and, at the option of the Company, the first payment of interest following the issue date of such Additional Notes; provided that if the Additional Notes constitute a different class of securities than the Notes for federal income tax purposes, then the Additional Notes shall have a different CUSIP number from the Initial Notes; provided further, however, that the Additional Notes may have a different CUSIP number on a temporary basis if necessary to comply with applicable U.S. securities laws. The Notes and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under the Base Indenture and this Supplemental Indenture including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. All provisions of the Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes issued under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes and is continuing.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

(ii) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(iii) whether such Additional Notes shall be Restricted Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, the Opinion of Counsel and Officers’ Certificate required by Section 102 of the Base Indenture.

Section 2.08. No Sinking Fund. The provisions of Article Twelve of the Base Indenture shall not be applicable to the Notes. No sinking fund is provided for the Notes.

Section 2.09. Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking (i) equally in right of payment with all of the existing and future senior unsecured indebtedness of the Company and (ii) senior in right of payment to any existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Article III

REDEMPTION

The provisions of Article Eleven of the Base Indenture shall not be applicable to the Notes and the following shall apply to the Notes:

Section 3.01. Election To Redeem; Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 15 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price(s) (or the appropriate method for calculation thereof, if not then ascertainable), and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the applicable conditions contained in paragraph 5 of the Notes. Except as provided in Section 3.04, notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

Section 3.02. Selection by Trustee of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if such Notes are not so listed, on a pro rata basis by lot or by such method as the Trustee in its sole discretion deems fair and appropriate; provided that no Note with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Supplemental Indenture unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office with respect to Physical Notes, or with respect to book-entry Global Notes in accordance with the applicable rules and procedures of the Depositary.

Section 3.03. Notice of Redemption. At least 15 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at the address of such Holder appearing in the Security Register or otherwise in accordance with the procedures of the Depositary.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:

(i) the Redemption Date;

(ii) the redemption price (or the appropriate method for calculation thereof, if not then ascertainable) and the amount of premium and accrued interest to be paid;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued to the Holder upon cancellation of the surrendered Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii) that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;

(viii) the aggregate principal amount of Notes that are being redeemed; and

(ix) any condition applicable to such redemption under Section 3.04.

At the Company’s written request made at least 3 Business Days prior to the date on which notice is to be given (or such shorter period acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

The Company will calculate any Applicable Redemption Premium, and the Trustee shall have no duty to confirm or verify such calculation.

Section 3.04. Effect of Notice of Redemption. Once the notice of redemption described in Section 3.03 is mailed and subject to the proviso to this sentence, Notes called for redemption shall become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to (but not including) the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Supplemental Indenture may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a public or private offering for cash by the Company or other corporate transaction. Failure to give such notice or any defect in such notice to any Holder shall not affect the validity of the proceedings for the redemption of any other Note. If mailed in the manner herein provided, such notice shall be conclusively presumed to have been given, whether or not a Holder receives such notice.

Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05. Deposit of Redemption Price. On or prior to 11:00 A.M., New York City time (or such later time of day to which the Trustee may reasonably agree), on each Redemption Date, the Company shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including any premium, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent in excess of the amount necessary to pay such redemption price.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including any premium, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the proviso in the second paragraph of Section 3.04, accrued and unpaid interest on such Notes to (but not including) the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided, that the principal amount of each new Note shall be at least $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07. Mandatory Redemption. Except as provided in Section 9.02, the Company is not required to make any mandatory redemption of the Notes or any sinking fund payments with respect to the Notes.

Article IV

PARTICULAR COVENANTS OF the Company

Section 4.01. Payment of Principal and Interest.

(a) Except as otherwise provided in Section 2.03, Section 307, Section 1001 and Section 1003 of the Base Indenture shall apply to the Notes.

(b) Except as otherwise provided in this Section 4.01, a Holder of any Notes at 5:00 p.m., New York City time, on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date.

(c) Notwithstanding anything to the contrary in the Indenture, the Company may pay accrued and unpaid interest to a Person other than the Holder of record on the Record Date immediately prior to the Maturity Date. On the Maturity Date, the Company shall pay accrued and unpaid interest only to the Person to whom the Company pays the principal amount of the Notes.

Section 4.02. Intentionally Omitted.

Section 4.03. Reports by Company.

(a) The provisions of Section 703 and Section 1005 of the Base Indenture shall not be applicable to the Notes.

(b) So long as any Notes are outstanding, whether or not the Company is required to file such information with the SEC, the Company shall furnish to the Trustee (and the Holders and Beneficial Owners of the Notes) to the extent not otherwise available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor thereto) as promptly as is reasonably practicable after such information has been filed and no later than 15 days after the Company would be required to file such reports:

(i) quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed (as opposed to furnished) with the SEC on Form 8-K if the Company were required to file such reports.

(c) At any time that the Company is not required to file or furnish with the SEC the reports and information required to be filed or furnished under clause (b) of this Section 4.03, the Company will also:

(i) hold a quarterly conference call to discuss the information contained in the annual and quarterly reports required to be furnished under clause (b)(i) of this Section 4.03 (the

“Financial Reports”) not later than 5 Business Days from the time the Company furnishes such information to the Trustee;

(ii) no fewer than 3 Business Days prior to the date of the conference call required to be held in accordance with clause (i) above, issue a press release announcing, or utilize other means that will, in the reasonable judgment of the Company, advise Beneficial Owners of the Notes of the time and date of such conference call and directing the Beneficial Owners of the Notes, prospective investors and securities analysts to contact the investor relations office of the Company to obtain the Financial Reports and information on how to access such conference call; and

(iii) either (x) maintain a non-public website to which Beneficial Owners of the Notes, prospective investors and securities analysts are given access and to which the Financial Reports and conference call access details are posted or (y) distribute via electronic mail the Financial Reports and conference call details to Beneficial Owners of the Notes, prospective investors and securities analysts who request to receive such distributions.

(d) The Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to its direct or indirect parent consistent with this Section 4.03. If the direct or indirect parent, if any, has more than de minimis operations separate and apart from its ownership in the Company, then the Company will provide consolidating information, which need not be audited, that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(e) In addition, for so long as any Notes remain outstanding, the Company will furnish to Holders or Beneficial Owners of the Notes and any prospective purchaser of such Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if not otherwise provided by the Company as described above.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). Notwithstanding anything to the contrary in this Section 4.03, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the SEC.

Section 4.04. Additional Subsidiary Guarantors.

(a) If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date that provides a guarantee of the Company’s obligations under any Debt Facility (including the Credit Agreement) with an aggregate principal or committed amount of $250 million or more, then, within 10 Business Days after such Subsidiary provides such guarantee, such newly acquired or created Subsidiary shall execute a supplemental indenture pursuant to which it will unconditionally Guarantee, on a joint and several basis, payment of principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis on the same terms and conditions as those set forth in this Supplemental Indenture, and will deliver an Opinion of Counsel addressed to the Trustee.

(b) After the execution of a supplemental indenture pursuant to this Section 4.04, such Subsidiary party thereto shall be a Guarantor of the Notes for all purposes of the Indenture.

(c) Notwithstanding Section 4.04(a), if Pediatrix Medical Group of Indiana, P.C., an Indiana corporation ("Pediatrix Indiana"), provides a guarantee of the Company's obligations under any Debt Facility (including the Credit Agreement), the Company shall cause Pediatrix Indiana to execute a supplemental indenture pursuant to which it shall unconditionally Guarantee, on a joint and several basis, payment of principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis on the same terms and conditions as those set forth in this Supplemental Indenture, and will deliver an Opinion of Counsel addressed to the Trustee.

Section 4.05. Intentionally Omitted.

Section 4.06. Limitation on Liens. Except as provided in Section 4.08, the Company shall not, and shall not permit any Guarantor to, incur, issue or assume any Indebtedness for borrowed money secured by any Lien upon any of its Principal Personal & Real Property (whether now owned or hereafter acquired) without making effective provision whereby the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured by a Lien on the same property, for so long as such Indebtedness is so secured. The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens.

For purposes of this Section 4.06, if at the time any Indebtedness is incurred, issued or assumed, such Indebtedness is unsecured but is later secured by a Lien, such Indebtedness shall be deemed to be incurred at the time that such Indebtedness is so secured by a Lien.

Section 4.07. Limitation on Sale and Leaseback Transactions. Except as provided in Section 4.08, neither the Company nor any Guarantor shall enter into any Sale and Lease-Back Transaction with respect to any Principal Personal & Real Property with another Person (other than with the Company or a Guarantor) unless:

(a) the Company or such Guarantor could incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Notes; or

(b) the property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair value (as determined by the Company); or

(c) within 365 days after the effective date of any such Sale and Lease-Back Transaction, the Company applies the net proceeds of the sale of the leased property, less the amount of net proceeds used to prepay, redeem or purchase the Notes, to the voluntary prepayment or retirement of Funded Debt of the Company and its Subsidiaries (which may include the Notes) and/or the acquisition, construction or improvement of a property.

Section 4.08. Exempted Transactions. Notwithstanding Sections 4.06 and 4.07, if (i) the aggregate outstanding principal amount of all Indebtedness of the Company and the Guarantors that is subject to and not otherwise permitted under Section 4.06 plus (ii) the aggregate Attributable Indebtedness in respect of Sale and Lease-Back Transactions that is subject to and not otherwise permitted under Section 4.07 does not exceed the greater of (i) $2,200 million and (ii) an amount such that the Consolidated Secured Debt Ratio on a pro forma basis after giving effect to such incurrence would not exceed 3.75 to 1.00 (measured solely at the time of the incurrence of the Indebtedness secured by such a Lien or entry into such Sale and Lease-Back Transaction, as applicable, based on the consolidated balance sheet of the Company as of the last day of the then most recent quarter for which financial statements are available), then:

(a) the Company or any Guarantor may incur or Guarantee Indebtedness secured by Liens upon any property, assets or revenues;

(b) the Company or any Guarantor may enter into any Sale and Lease-Back Transaction; and

(c) the Company may Guarantee the obligations of any Guarantor under the preceding two clauses.

Section 4.09. Legal Existence. Except as permitted by Article Seven, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Guarantor, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each such Guarantor and (ii) the material rights (charter and statutory) and franchises of the Company and such Guarantors; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Guarantors if the Board of Directors of the Company or of such Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.10. Intentionally Omitted.

Section 4.11. Waiver of Stay, Extension or Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company and any of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture; and (to the extent that they may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.12. Taxes. The Company shall, and shall cause each Guarantor to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Company or any Guarantor; provided, however, that, neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim where the failure to pay such tax is not materially adverse to the Holders or whose amount, applicability or validity is being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP.

Section 4.13. Notice of Default. Upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee a statement specifying such Default or Event of Default.

Article V

DEFAULTS AND REMEDIES

Section 5.01. Events of Default. The provisions of Article Five of the Base Indenture shall not be applicable to the Notes and the following shall apply to the Notes:

Each of the following constitutes an “Event of Default” with respect to the Notes:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in payment when due of the principal of, or premium, if any, on the Notes (including the failure to repurchase Notes validly tendered pursuant to a Change of Control Offer);

(c) failure by the Company or any Guarantor for 90 days after receipt of the notice described below to comply with any of the other agreements in this Supplemental Indenture (other than those specified in clauses (a) and (b) of this Section 5.01);

(d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor), other than Indebtedness owed to the Company or any of its Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i) is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii) results in the holders of such Indebtedness causing it to become due prior to its express maturity,

without such Indebtedness having been discharged or such acceleration rescinded, waived or annulled within 30 days after the notice described below, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(e) failure by the Company or any Guarantor to pay final, non-appealable judgments for the payment of money as determined by a court of competent jurisdiction aggregating in excess of $100 million that are not covered by insurance, which judgments remain outstanding for a period of 90 days after such judgment has become final and non-appealable and is not discharged, waived or stayed within 30 days after the notice described below;

(f) except as permitted by this Supplemental Indenture, any Guarantee of the Notes of a Significant Subsidiary shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; and

(g) (A) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors; or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or (iii) orders the liquidation of the Company or any Significant Subsidiary, and such order or decree remains unstayed and in effect for 90 days.

Notwithstanding anything herein to the contrary, a Default under clause (c), (d) or (e) will not become an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 5.02. Acceleration of Maturity. If an Event of Default occurs and is continuing under the Indenture, either the Trustee, by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may, by notice in writing to the Company and the Trustee, specifying the respective Event of Default and that it is a “Notice of Acceleration,” declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 5.01(g) occurs with respect to the Company, the principal of and premium, if any, and accrued interest, if any, on the Notes then Outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any other available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture and may take any necessary action requested in writing by the Holders of a majority of the principal amount Outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any reasonable costs associated with actions taken by the Trustee under this Section 5.03 shall be reimbursed to the Trustee by the Company and the Guarantors.

Section 5.04. Waiver of Past Defaults. Section 513 of the Base Indenture shall not be applicable to the Notes, and the following shall apply to the Notes:

(a) Subject to Sections 5.08 and 6.02 hereof and the proviso to the definition of “Outstanding” in the Base Indenture, the Holders of a majority in principal amount of the Notes then Outstanding shall have the right, by notice to the Trustee, to rescind an acceleration or waive past or continuing Defaults and Events of Default, except a continuing Default or Event of Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 5.01 (other than any payment Default or Event of Default that resulted from such acceleration) or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 6.02. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver or rescission and attaching copies of such consents.

In the event of any Default or Event of Default specified in Section 5.01(d), such Default or Event of Default will be annulled, waived, and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Default or Event of Default arose:

(i) the Indebtedness or Guarantee that is the basis for such Default or Event of Default has been discharged;

(ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Default or Event of Default; or

(iii) the default that is the basis for such Default or Event of Default has been cured.

The Company shall promptly notify the Trustee of the occurrence of any of (i) through (iii) above, provided that the failure to provide such notification shall not affect such automatic annulment, waiver, and rescission.

In case of any waiver of a Default or Event of Default, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This subsection (a) of this Section 5.04 shall be in lieu of TIA §316(a)(1)(B), and TIA §316(a)(1)(B) is hereby expressly excluded from this Supplemental Indenture and the Notes, as permitted by the TIA.

(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture and the Notes, but no such waiver or rescission shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.05. Control by Majority. Subject to Section 601 of the Base Indenture, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by the Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in the Holders’ interest, except a Default or Event of Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 5.01 (other than any payment Default or Event of Default that resulted from such acceleration). In the event the Trustee takes any enforcement action or follows any such direction pursuant to the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction.

This Section 5.05 shall be in lieu of TIA §316(a)(1)(A), and TIA §316(a)(1)(A) is hereby expressly excluded from the Indenture and the Notes, as permitted by the TIA.

Section 5.06. Limitation on Suits. Subject to Section 5.08, a Holder may not enforce or pursue any remedy with respect to the Indenture or the Notes unless:

(i) the Holder has given the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy; provided that, in the case of any Event of Default described in clause (g) of Section 5.01, the Holders of not less than 25% in principal amount of all Outstanding Securities (including the Notes) under the Indenture, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Noteholder may not use any provision of the Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 5.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees of the Notes, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 5.08. Rights of Holders To Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 5.09. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture) and the Noteholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 5.11. Priorities. If the Trustee collects any money or property pursuant to this Article Five, it shall pay out the money and property in the following order:

FIRST: to the Trustee for amounts due under Section 606 of the Base Indenture;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable; and

THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.11.

Section 5.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 5.08 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Article VI

Amendment, supplement and waiver

Section 6.01. Without Consent of Noteholders. The provisions of Section 901 of the Base Indenture shall not be applicable to the Notes, and the following shall apply to the Notes:

Except as provided in Section 6.02, the Company, the Guarantors, if applicable, and the Trustee may modify and amend the Indenture, the Notes or the Guarantees of the Notes without the consent of any Holder for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or disposition of all or substantially all of Company’s or a Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to close the Indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the Indenture under the TIA;

(6) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee of the Notes;

(7) to evidence and provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(8) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s or a Guarantor’s obligations;

(9) to release a Guarantor from its Guarantee of the Notes pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture;

(10) to conform the text of the Indenture, such Notes or the Guarantees of such Notes to any provision of the “Description of Notes” contained in the Offering Memorandum;

(11) to amend the provisions of the Indenture relating to the transfer and legending of the Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12) to add, change or eliminate any provisions of the Indenture, provided that any addition, change or elimination shall (i) neither apply to the Notes entitled to the benefit of such provisions nor modify the rights of the Holders of the Notes with respect to such provision or (ii) become effective only when there are no outstanding Notes; or

(13) to establish the form or terms of debt securities of any series, other than the Notes.

Section 6.02. Modification and Amendment with Consent of Noteholders. The provisions of Section 902 of the Base Indenture shall not be applicable to the Notes, and the following shall apply to the Notes:

(a) Except as provided in Section 6.01 and subsection (b) of this Section 6.02, this Supplemental Indenture, the Notes or the Guarantee of the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of this Supplemental Indenture, the Notes or the Guarantee of the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, the Notes).

(b) Notwithstanding subsection (a) of this Section 6.02, without the consent of each Holder of Notes affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(i) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of such Notes (other than provisions set forth in Section 9.02 and other than notice provisions with respect to any optional redemption by the Company);

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of, or interest or premium on, Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment Default or Event of Default in respect of such Notes that resulted from such acceleration);

(v) make any Note payable in money other than that stated in such Notes;

(vi) make any change in the provisions of this Supplemental Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on, Notes;

(vii) after the date of an event giving rise to a redemption, waive a redemption payment with respect to any Note (other than a payment required by Section 9.02);

(viii) release any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, from any of its obligations under its Guarantee of the Notes or this Supplemental Indenture, except in accordance with the terms of the Indenture;

(ix) make any change to the provisions of the Indenture relating to the ranking of such Notes that adversely affects the rights of the Holders thereof; or

(x) make any change in the preceding amendment and waiver provisions.

(c) It shall not be necessary for the consent of the Holders under this Section 6.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 6.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company may elect in its sole discretion to have the Trustee mail such notice prepared by the Company on the Company’s behalf and at the Company’s sole expense. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 6.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Base Indenture and this Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 6.04. Article Nine of Base Indenture. Except as amended by this Article VI, all of the provisions of Article Nine of the Base Indenture shall be applicable to the Notes.

Article VII

CONSOLIDATION, MERGER, AND SALE OF ASSETS

Section 7.01. Consolidation, Merger, and Sale of Assets. Article Eight of the Base Indenture is amended in respect of the Notes by adding the following additional provisions:

(a) A Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to that transaction, no Default or Event of Default exists;

(ii) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Supplemental Indenture and its Guarantee of the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(iii) an Opinion of Counsel and Officers’ Certificate have been delivered to the Trustee as required by Section 803 of the Base Indenture.

(b) Article Eight of the Base Indenture shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

Article VIII

[Reserved]

Article IX

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 9.01. Repurchase of Securities at Option of the Holder on Specified Dates. The provisions of Article Thirteen of the Base Indenture shall not be applicable to the Notes.

Section 9.02. Repurchase at Option of Holders. If a Change of Control occurs, unless the Company has previously or concurrently mailed or caused to be mailed notice of a redemption of all of the outstanding Notes under paragraph 5 of the Notes (unless and until there is a default in payment of the applicable redemption price), each Holder will have the right to require the Company to repurchase all or any part (equal to at least $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Section. In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to (but not including) the date of purchase.

Within 30 days following any Change of Control or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will send or cause to be sent notice of such Change of Control Offer, with a copy to the Trustee and the Depositary, by first-class mail, to each Holder to the address of such Holder appearing in the Security Register or otherwise in accordance with the procedures of the Depositary, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 9.02 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days after the date on which the Change of Control occurs (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; and

(7) other instructions, as determined by the Company, consistent with this Section 9.02, that a Holder must follow to tender Notes pursuant to such Change of Control Offer.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly send to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of at least $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the Close of Business on such Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.05, return the Notes purchased to the Company for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9.02 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered under the Change of Control Offer. Any Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof. The Company may from time to time repurchase Notes other than pursuant to a Change of Control Offer or optional redemption, whether by tender offer, open market purchase, or otherwise, in accordance with applicable securities laws.

Article X

MISCELLANEOUS PROVISIONS

Section 10.01. Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this Supplemental Indenture.

Section 10.02. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

Section 10.03. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Company.

Section 10.04. Addresses for Notices, Etc. Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company or the Guarantors shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to the Company at 1301 Concord Terrace, Sunrise, Florida 33323, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank Trust Company, National Association, Global Corporate Trust, 2 Concourse Parkway , Suite 800, Atlanta, Georgia 30328-5588, Attention: Mark C. Hallam.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 10.05. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.

THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TIA THAT ARE REQUIRED TO BE A PART OF THIS SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

Section 10.06. Intentionally Omitted.

Section 10.07. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Security Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 10.08. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.09. Counterparts. This Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Supplemental Indenture through electronic means.

Section 10.10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

Section 10.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 10.12. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other acts of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article XI

GUARANTEES

Section 11.01. Guarantee.

(a) Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on an unsecured, unsubordinated basis, to each Holder of a Note, authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture or the Base Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for any reason whatsoever, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Supplemental Indenture or the Base Indenture, the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy or insolvency of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations under the Notes guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for purposes of this Guarantee. The Guarantors will have the right to seek contribution from any other Guarantor, or the Company, as the case may be, so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor of the Notes not constitute a fraudulent transfer, fraudulent conveyance or fraudulent obligation for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee of the Notes. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI that are relevant under such laws, result in the obligations of such Guarantor under its Guarantee of the Notes not constituting a fraudulent transfer, fraudulent conveyance or fraudulent obligation.

Section 11.03. Execution and Delivery of Guarantees.

(a) To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guarantor by one of its authorized officers or attorneys-in-fact.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee.

(c) If an officer or attorney-in-fact whose signature is on this Supplemental Indenture no longer holds that office or is so appointed at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute delivery of the Guarantee with respect to the Notes set forth in the Indenture on behalf of the Guarantors.

(e) If required by Section 4.04 hereof, the Company shall cause any Subsidiary that is not a Guarantor to comply with the provisions of Section 4.04 hereof and this Article XI, to the extent applicable.

Section 11.04. Contribution. Each Guarantor that makes a payment or distribution under its Guarantee of the Notes shall be entitled to contribution from any other Guarantor or the Company, as the case may be.

Section 11.05. Releases.

(a) The Guarantee of the Notes by a Guarantor will be automatically and unconditionally released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(1) in connection with any sale, exchange, transfer, conveyance or other disposition of (whether by merger, consolidation or the sale of) a majority of the Capital Stock of such Guarantor (or such lesser portion as is sufficient for such Guarantor to cease to be a Subsidiary of the Company) or the sale of all or substantially all the assets of such Guarantor, to or with and into a Person which is not the Company or another Subsidiary of the Company;

(2) if any Guarantor is dissolved or otherwise no longer obligated to provide a Guarantee of the Notes pursuant to the Indenture;

(3) if such Guarantor’s guarantee of any obligations under any Debt Facility of the Company (including the Credit Agreement) with an aggregate principal or committed amount of $250 million or more is fully and unconditionally released, except that such Guarantor shall subsequently be required to become a Guarantor by executing a supplemental indenture and providing the Trustee with an Officers’ Certificate and Opinion of Counsel as required by the Indenture at such time as it guarantees any obligations under any Debt Facility of the Company (including the Credit Agreement) with an aggregate principal or committed amount of $250 million or more; or

(4) upon the Company’s exercise of its legal defeasance option or covenant defeasance option as described in Section 12.02 or Section 12.03 hereof or if the Company’s obligations under the Indenture and the Notes are discharged in accordance with Section 12.01 hereof.

(b) The Trustee shall execute any documents reasonably requested by either the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee under this Article XI, subject to the Trustee’s receipt of an Opinion of Counsel and Officers’ Certificates stating that all conditions precedent to such release have been met.

Article XII

discharge; defeasance

The provisions of Article Four and Article Fourteen of the Base Indenture shall not be applicable to the Notes, and the following shall apply to the Notes:

Section 12.01. Discharge of Indenture. The Indenture will be discharged and will cease to be of further effect as to all Notes and the Guarantees thereof, and the Trustee (except to the extent that Securities other than the Notes are Outstanding), at the request and expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, the Notes and the Guarantees of the Notes, when:

(a) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination of cash in U.S. Dollars and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(b) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(c) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of Notes at maturity or the Redemption Date, as the case may be.

In addition, the Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

The Trustee shall acknowledge satisfaction and discharge of the Indenture with respect to the Notes and the Guarantees of the Notes on demand of and at the expense of the Company.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company in Section 606 of the Base Indenture and Section 12.05, 12.06, 12.07 and 12.08 hereof shall survive such satisfaction and discharge.

Section 12.02. Legal Defeasance. The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the Outstanding Notes and Guarantees of the Notes on a date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes and Guarantees of the Notes and to have satisfied all their other obligations under such Notes, the Guarantees of the Notes and the Indenture (and the Trustee, at the request and expense of the Company, shall, subject to Section 12.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive, solely from the trust funds described in Section 12.04 and as more fully set forth in Section 12.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (2) the Company’s obligations with respect to such Notes under Article Two and Sections 1002 and 1003 of the Base Indenture, (3) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 606 of the Base Indenture) and the Company’s obligations in connection therewith and (4) this Article Twelve.

Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 12.03 below with respect to the Notes.

Section 12.03. Covenant Defeasance. The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors under Sections 4.03 through 4.09, 4.12, 7.01(a), 9.01 and 9.02 (except for obligations mandated by the TIA) released with respect to the Outstanding Notes and Guarantees of the Notes on a date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and Guarantees of the Notes, the Company and the Guarantors may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of the Indenture, the Notes and the Guarantees of the Notes shall be unaffected thereby. In addition, upon the Company’s exercise of the option in this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04, Sections 5.01(c), (d), (e) and (f) (solely with respect to any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under the Indenture pursuant to Section 12.02 or this Section 12.03, the Company’s obligations in Article Two and Sections 12.05, 12.06, 12.07 and 12.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Section 606 of the Base Indenture and Sections 12.05, 12.07 and 12.08 hereof shall survive.

Section 12.04. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 12.02 or Section 12.03 to the outstanding Notes:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be addressed and delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes Outstanding on the Stated Maturity date or on the applicable Redemption Date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the beneficial owners of the Notes Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company must deliver to the Trustee an Officers’ Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (upon which the Trustee shall have no liability in relying), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 12.05. Deposited Money and U.S. Government Obligations To Be Held in Trust. Subject to Section 12.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Sections 12.01 and 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 12.01 and 12.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in Sections 12.01 and 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, Legal Defeasance or Covenant Defeasance.

Section 12.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01, 12.02 or 12.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under the Indenture, the Notes and the Guarantees of the Notes shall be revived and reinstated

as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.01, 12.02 or 12.03; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

Section 12.07. Moneys Held by Paying Agent. In connection with the satisfaction and discharge or defeasance of the Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of the Indenture shall, upon written demand of the Company, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 12.01 or 12.04, as the case may be, to the Company (or, if such moneys and U.S. Government Obligations were deposited by the Guarantors, to such Guarantors) within five Business Days after a request of the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 12.08. Moneys Held by Trustee. Subject to applicable law, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Company (or, if appropriate, the Guarantors) upon a request of the Company, or if such moneys and U.S. Government Obligations are then held by the Company or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the Security Register, or cause to be published once, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and U.S. Government Obligations remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and U.S. Government Obligations then remaining will be repaid or returned to the Company. After payment or return to the Company or the Guarantors or the release of any moneys and U.S. Government Obligations held in trust by the Company or any Guarantors, as the case may be, Holders entitled thereto must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

MEDNAX, INC.

By: /s/ Dominic J. Andreano

Name: Dominic J. Andreano

Title: Secretary

GUARANTORS:

1500 CONCORD TERRACE, LLC

ALASKA NEONATOLOGY ASSOCIATES, INC.

AUGUSTA NEONATOLOGY ASSOCIATES, P.C.

CENTRAL OKLAHOMA NEONATOLOGY ASSOCIATES, INC.

MAGELLA MEDICAL ASSOCIATES BILLING, INC.

MAGELLA MEDICAL ASSOCIATES MIDWEST, P.C.

MAGELLA MEDICAL ASSOCIATES OF GEORGIA, P.C.

MAGELLA MEDICAL GROUP, INC.

MEDNAX SERVICES, INC.

MOUNTAIN STATES NEONATOLOGY, INC.

NEONATAL SPECIALISTS, LTD.

NEONATOLOGY ASSOCIATES OF ATLANTA, P.C.

NIGHT-LIGHT AFTER HOURS PEDIATRICS, PLLC

Night Lite Pediatric Center, LLC

NORTHWEST NEWBORN SPECIALISTS, P.C.

OBSTETRICS AND PEDIATRICS SUBSPECIALTY GROUP OF KANSAS AND MISSOURI, P.A.

OBSTETRIX MEDICAL GROUP OF ARIZONA, P.C.

OBSTETRIX MEDICAL GROUP OF ATLANTA, LLC

OBSTETRIX MEDICAL GROUP OF CALIFORNIA, A PROFESSIONAL CORPORATION

OBSTETRIX MEDICAL GROUP OF COASTAL CAROLINA, PLLC

OBSTETRIX MEDICAL GROUP OF COLORADO, P.C.

OBSTETRIX MEDICAL GROUP OF INDIANA, P.C.

By: /s/ Dominic J. Andreano

Name: Dominic J. Andreano

Title: Attorney-In-Fact of each of the

Guarantors

[Mednax – Supplemental Indenture]

OBSTETRIX MEDICAL GROUP OF NEW JERSEY, P.C.

OBSTETRIX MEDICAL GROUP OF PHOENIX, P.C.

OBSTETRIX MEDICAL GROUP OF SACRAMENTO, P.C.

OBSTETRIX MEDICAL GROUP OF TEXAS BILLING, INC.

OBSTETRIX MEDICAL GROUP OF THE CENTRAL COAST, PROFESSIONAL CORPORATION

OBSTETRIX MEDICAL GROUP OF UTAH, P.C.

OBSTETRIX MEDICAL GROUP OF WASHINGTON, INC., P.S.

OZARK NEONATAL ASSOCIATES, INC.

PEDIATRIX AND OBSTETRIX VIRTUAL, P.C.

PEDIATRIX BC VENTURES, LLC

PEDIATRIX CARDIOLOGY OF ORANGE COUNTY, P.C.

PEDIATRIX CARDIOLOGY OF SPRINGFIELD, P.C.

PEDIATRIX CARDIOLOGY OF WASHINGTON, P.C.

PEDIATRIX EMERGENT AND CRITICAL CARE SERVICES, LLC

PEDIATRIX INTERNATIONAL, INC.

PEDIATRIX MEDICAL GROUP NEONATOLOGY AND PEDIATRIC INTENSIVE CARE SPECIALISTS OF NEW YORK, P.C.

PEDIATRIX MEDICAL GROUP OF ARKANSAS, P.A.

PEDIATRIX MEDICAL GROUP OF CALIFORNIA, A PROFESSIONAL CORPORATION

PEDIATRIX MEDICAL GROUP OF COLORADO, P.C.

PEDIATRIX MEDICAL GROUP OF FLORIDA, INC.

PEDIATRIX MEDICAL GROUP OF GEORGIA, P.C.

PEDIATRIX MEDICAL GROUP OF ILLINOIS, P.C.

PEDIATRIX MEDICAL GROUP OF KANSAS, P.A.

PEDIATRIX MEDICAL GROUP OF KENTUCKY, P.S.C.

PEDIATRIX MEDICAL GROUP OF LOUISIANA, L.L.C.

PEDIATRIX MEDICAL GROUP OF MICHIGAN, P.C.

PEDIATRIX MEDICAL GROUP OF MISSISSIPPI, INC.

PEDIATRIX MEDICAL GROUP OF MISSOURI, P.C.

PEDIATRIX MEDICAL GROUP OF MONTANA, P.C.

PEDIATRIX MEDICAL GROUP OF NEW MEXICO, P.C.

By: /s/ Dominic J. Andreano

Name: Dominic J. Andreano

Title: Attorney-In-Fact of each of the

Guarantors

[Mednax – Supplemental Indenture]

PEDIATRIX MEDICAL GROUP OF NORTH CAROLINA, P.C.

PEDIATRIX MEDICAL GROUP OF OHIO CORP.

PEDIATRIX MEDICAL GROUP OF OKLAHOMA, P.C.

PEDIATRIX MEDICAL GROUP OF PENNSYLVANIA, P.C.

PEDIATRIX MEDICAL GROUP OF SOUTH CAROLINA, P.A.

PEDIATRIX MEDICAL GROUP OF TENNESSEE, P.C.

PEDIATRIX MEDICAL GROUP OF TEXAS BILLING, INC.

PEDIATRIX MEDICAL GROUP OF THE MID-ATLANTIC, P.C.

PEDIATRIX MEDICAL GROUP OF WASHINGTON, INC., P.S.

PEDIATRIX MEDICAL GROUP, INC. (FL)

PEDIATRIX MEDICAL GROUP, INC. (UT)

PEDIATRIX MEDICAL GROUP, P.A.

PEDIATRIX MEDICAL GROUP, P.C. (VA)

PEDIATRIX MEDICAL GROUP, P.C. (WV)

PEDIATRIX MEDICAL SERVICES, INC.

PEDIATRIX NEWBORN HEARING SCREEN, LLC

PEDIATRIX OF MARYLAND, P.A.

PEDIATRIX SC MANAGEMENT SERVICES, LLC

PMG CARDIOLOGY, INC.

PMGSC, P.A.

POKROY MEDICAL GROUP OF NEVADA, LTD.

PUC PROPERTIES OF HOUSTON, LLC

TEXAS NEWBORN SERVICES, INC.

By: /s/ Dominic J. Andreano

Name: Dominic J. Andreano

Title: Attorney-In-Fact of each of the

Guarantors

[Mednax – Supplemental Indenture]

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

By: /s/ Mark C. Hallam

Name: Mark C. Hallam

Title: Assistant Vice President

[Mednax – Supplemental Indenture]

SCHEDULE A

1. 1500 Concord Terrace, LLC

2. Alaska Neonatology Associates, Inc.

3. Augusta Neonatology Associates, P.C.

4. Central Oklahoma Neonatology Associates, Inc.

5. Magella Medical Associates Billing, Inc.

6. Magella Medical Associates Midwest, P.C.

7. Magella Medical Associates of Georgia, P.C.

8. Magella Medical Group, Inc.

9. Mednax Services, Inc.

10. Mountain States Neonatology, Inc.

11. Neonatal Specialists, Ltd.

12. Neonatology Associates of Atlanta, P.C.

13. Night-Light After Hours Pediatrics, PLLC

14. Night Lite Pediatric Center, LLC

15. Northwest Newborn Specialists, P.C.

16. Obstetrics and Pediatrics Subspecialty Group of Kansas and Missouri, P.A.

17. Obstetrix Medical Group of Arizona, P.C.

18. Obstetrix Medical Group of Atlanta, LLC

19. Obstetrix Medical Group of California, a Professional Corporation

20. Obstetrix Medical Group of Coastal Carolina, PLLC

21. Obstetrix Medical Group of Colorado, P.C.

22. Obstetrix Medical Group of Indiana, P.C.

23. Obstetrix Medical Group of New Jersey, P.C.

24. Obstetrix Medical Group of Phoenix, P.C.

25. Obstetrix Medical Group of Sacramento, P.C.

26. Obstetrix Medical Group of Texas Billing, Inc.

27. Obstetrix Medical Group of the Central Coast, Professional Corporation

28. Obstetrix Medical Group of Utah, P.C.

29. Obstetrix Medical Group of Washington, Inc., P.S.

30. Ozark Neonatal Associates, Inc.

31. Pediatrix and Obstetrix Virtual, P.C.

32. Pediatrix BC Ventures, LLC

33. Pediatrix Cardiology of Orange County, P.C.

34. Pediatrix Cardiology of Springfield, P.C.

35. Pediatrix Cardiology of Washington, P.C.

36. Pediatrix Emergent and Critical Care Services, LLC

37. Pediatrix International, Inc.

38. Pediatrix Medical Group Neonatology and Pediatric Intensive Care Specialists of New York, P.C.

39. Pediatrix Medical Group of Arkansas, P.A.

40. Pediatrix Medical Group of California, a Professional Corporation

41. Pediatrix Medical Group of Colorado, P.C.

42. Pediatrix Medical Group of Florida, Inc.

43. Pediatrix Medical Group of Georgia, P.C.

44. Pediatrix Medical Group of Illinois, P.C.

45. Pediatrix Medical Group of Kansas, P.A.

46. Pediatrix Medical Group of Kentucky, P.S.C.

47. Pediatrix Medical Group of Louisiana, L.L.C.

48. Pediatrix Medical Group of Michigan, P.C.

Sch. A-1

49. Pediatrix Medical Group of Mississippi, Inc.

50. Pediatrix Medical Group of Missouri, P.C.

51. Pediatrix Medical Group of Montana, P.C.

52. Pediatrix Medical Group of New Mexico, P.C.

53. Pediatrix Medical Group of North Carolina, P.C.

54. Pediatrix Medical Group of Ohio Corp.

55. Pediatrix Medical Group of Oklahoma, P.C.

56. Pediatrix Medical Group of Pennsylvania, P.C.

57. Pediatrix Medical Group of South Carolina, P.A.

58. Pediatrix Medical Group of Tennessee, P.C.

59. Pediatrix Medical Group of Texas Billing, Inc.

60. Pediatrix Medical Group of the Mid-Atlantic, P.C.

61. Pediatrix Medical Group of Washington, Inc., P.S.

62. Pediatrix Medical Group, Inc. (FL)

63. Pediatrix Medical Group, Inc. (UT)

64. Pediatrix Medical Group, P.A.

65. Pediatrix Medical Group, P.C. (VA)

66. Pediatrix Medical Group, P.C. (WV)

67. Pediatrix Medical Services, Inc.

68. Pediatrix Newborn Hearing Screen, LLC

69. Pediatrix of Maryland, P.A.

70. Pediatrix Sc Management Services, LLC

71. PMG Cardiology, Inc.

72. PMGSC, P.A.

73. Pokroy Medical Group of Nevada, Ltd.

74. Puc Properties of Houston, LLC

75. Texas Newborn Services, Inc.

Sch. A-2

EXHIBIT A

[FORM OF GLOBAL NOTE]

MEDNAX, INC.

5.375% SENIOR NOTE DUE 2030

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend]

No. [ ] CUSIP No. [ ]
ISIN No. [ ]
$[ ]

Mednax, Inc., a Florida corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO., or registered assigns the principal sum of [ ] Dollars ($[ ]) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on February 15, 2030.

Interest Payment Dates:	February 15 and August 15, commencing August 15, 2022.
Record Dates:	February 1 and August 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

Exh. A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MEDNAX, INC.

By:
Name:
Title:

Exh. A-2

Certificate of Authentication

This is one of the 5.375% Senior Notes due 2030 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Exh. A-3

[FORM OF REVERSE OF GLOBAL NOTE]

MEDNAX, INC.

5.375% SENIOR NOTE DUE 2030

1. Interest. Mednax, Inc., a Florida corporation, as issuer (the “Company”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 5.375% per annum. Interest hereon will accrue from and including the most recent date to which interest has most recently been paid or, if no interest has been paid, from and including February 11, 2022. Interest shall be payable in arrears on each February 15 and August 15, commencing August 15, 2022. If any payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate stated above.

2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments on a Physical Note, however, with respect to a book-entry Global Note in accordance with the procedures of the Depositary. The Company will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Security Registrar.

3. Paying Agent and Depositary. Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as a Paying Agent in connection with the Notes. The Company may change any Paying Agent without notice. The Company or any Affiliate thereof may act as Paying Agent. The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

4. Indenture. The Company has entered into an Indenture dated as of December 8, 2015 (the “Base Indenture”) between the Company and the Trustee (as successor trustee to U.S. Bank National Association), as supplemented by the Seventh Supplemental Indenture dated as of February 11, 2022 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent any provision of the Indenture conflicts with any provision of this Note, the provision of the Indenture shall govern.

5. Optional Redemption.

(a) At any time prior to February 15, 2025, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any additional Notes) at a redemption price of 105.375% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

Exh. A-4

(1) at least 65% of the aggregate principal amount of such Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption occurs within 180 days after the date of consummation of the sale of the securities issued in such Equity Offering.

(b) At any time prior to February 15, 2025, the Company may redeem all or any part of the Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the redemption date.

(c) Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at the Company’s option prior to February 15, 2025. On or after February 15, 2025, the Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Period	Redemption Price
2025	102.688%
2026	101.344%
2027 and thereafter	100.000%

6. Mandatory Redemption. Except as set forth in Section 8 below and Section 9.02 of the Supplemental Indenture, the Company is not required to make mandatory redemption of the Notes or any sinking fund payments with respect to the Notes.

7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a public or private offering for cash by the Company of its common stock or other corporate transaction.

8. Offer to Purchase. The Indenture provides that upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase Outstanding Notes in accordance with the procedures set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes only in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note redeemed in part), or register the transfer of or exchange any Note during the period beginning at the opening of business 15 days immediately preceding a mailing of the notice of redemption and ending at the close of business on the day of such mailing.

Exh. A-5

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. As more fully set forth in the Indenture, the Company, the Guarantors and, if applicable, the Trustee may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Company of its obligations to the Holders and making any change that does not adversely affect the Indenture rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Guarantors, as applicable, to, among other things, create Liens, enter into Sale and Lease-Back Transactions or consolidate, merge or sell all or substantially all of the assets of the Company or any Guarantor, and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 1006 of the Base Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of the Indenture, the predecessor corporation will, except as provided in the Indenture, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders will be as set forth in the applicable provisions of the Indenture.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes, including payments pursuant to a redemption or repurchase of the Notes under the Indenture) if a Responsible Officer in good faith determines that withholding notice is in the Holders’ interests.

16. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantee of the Notes, or for any claim

Exh. A-6

based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

18. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Supplemental Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of Guarantees of the Notes by the Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Mednax, Inc.

1301 Concord Terrace

Sunrise, Florida 33323

Attn: General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

Exh. A-7

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:________________ Your Signature: ____________________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Depositary, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Depositary in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. A-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 9.02 of the Indenture, check the box:

Section 9.02

If you want to have only part of the Note purchased by the Company pursuant to Section 9.02 of the Supplemental Indenture, state the amount you elect to have purchased:

$_____________________________________
($2,000 or any integral multiple of

$1,000 in excess thereof; provided

that the part not purchased must be

at least $2,000)

Date:________________________________

Your Signature: _______________________________________________
(Sign exactly as your name appears on the face of this Note)

________________________________

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Depositary, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Depositary in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. A-9

Schedule of Exchanges of Interests in Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

Exh. A-10

Exhibit B

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN ‘‘ACCREDITED INVESTOR”) AND (2) AGREES THAT IT WILL NOT WITHIN [ONE YEAR—FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN

Exh. C-1

OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Exh. B-2

Exhibit C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exh. C-1

Exhibit D

[FORM OF LEGEND FOR NOTE ISSUED WITH OID]

Any Note issued with more than de minimis original issue discount for U.S. Federal Income Tax purposes authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

“THIS Note IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: MEDNAX, Inc., 1301 Concord Terrace, Sunrise, Florida 33323, ATTENTION: INVESTOR RELATIONS.”

Exh. E-1

Exhibit E

[FORM OF LEGEND FOR TEMPORARY REGULATION S NOTE]

Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) for the 40-day distribution compliance period (as defined in Regulation S) in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Exh. E-1

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER

Mednax, Inc.

1301 Concord Terrace

Sunrise, Florida 33323

U.S. Bank Trust Company, National Association

1349 W. Peachtree Street, Suite 1050,

Atlanta, Georgia 30309

Attention: Trustee Administration Manager

re: Mednax, Inc..

Re: 5.375% Senior Notes due 2030

(CUSIP _____________)
(ISIN _______________)

Reference is hereby made to the Indenture, dated as of December 8, 2015 (as it may be amended or supplemented, the “Base Indenture”), between Mednax, Inc., as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and to the Supplemental Indenture, dated as of February 11, 2022 (as it may be amended or supplemented, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit H to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel provided by the

Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b) ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d) ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any state of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

________________________________

[Insert Name of Transferor]

By:________________________________
Name:
Title:

Dated:________________

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a) ☐ a beneficial interest in a:

(i) ☐ Rule 144A Global Note (CUSIP ______) (ISIN ______), or

(ii) ☐ Regulation S Global Note (CUSIP ______) (ISIN ______), or

(b) ☐ a Restricted Physical Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ Rule 144A Global Note (CUSIP _______) (ISIN ______), or

(ii) ☐ Regulation S Global Note (CUSIP ______)(ISIN ______), or

(iii) ☐ Unrestricted Global Note (CUSIP ______) (ISIN ______), or

(b) ☐ a Restricted Physical Note; or

(c) ☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE

Mednax, Inc.

1301 Concord Terrace

Sunrise, Florida 33323

U.S. Bank Trust Company, National Association

1349 W. Peachtree Street, Suite 1050,

Atlanta, Georgia 30309

Attention: Trustee Administration Manager

re: Mednax, Inc.

Re: 5.375% Senior Notes due 2030

(CUSIP _____________)
(ISIN _______________)

Reference is hereby made to the Indenture, dated as of December 8, 2015 (as it may be amended or supplemented, the “Base Indenture”), between Mednax, Inc., as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and to the Supplemental Indenture, dated as of February 11, 2022 (as it may be amended or supplemented, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical

Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note or __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By: ________________________________
Name:
Title:

Dated: ________________

EXHIBIT H

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Mednax, Inc.

1301 Concord Terrace

Sunrise, Florida 33323

U.S. Bank Trust Company, National Association

1349 W. Peachtree Street, Suite 1050,

Atlanta, Georgia 30309

Attention: Trustee Administration Manager

re: Mednax, Inc.

Re: 5.375% Senior Notes due 2030

(CUSIP _____________)
(ISIN _______________)

Reference is hereby made to the Indenture, dated as of December 8, 2015 (as it may be amended or supplemented, the “Base Indenture”), between Mednax, Inc., as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and to the Supplemental Indenture, dated as of February 11, 2022 (as it may be amended or supplemented, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of ____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Physical Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we

H-1

will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Physical Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

________________________________

[Insert Name of Accredited Owner]

By: ________________
Name:
Title:

Dated: ________________

H-2